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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated July 25, 1995, on our audits of the consolidated financial statements and financial statement schedule of Sequoia Systems, Inc. as of June 30, 1995 and 1994 and for each of the three years in the period then ended.



                                            COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
October 12, 1995